EXHIBIT 10.5

THIS SUPPLEMENTAL AGREEMENT (this "Agreement") is made on _____________ 1998

AMONG:

(1) PIPELINE INDUCTION HEAT LIMITED, a private company limited by shares incorporated in England and Wales (registered number 1478556) and having its registered office at The Pipeline Centre, Unit 12, Farrington Road, Rossendale Road Industrial Estate, Burnley, BB11 5SW;

(2) BANKBOSTON, N.A., LONDON BRANCH, in its individual capacity (together with its successors in title and assign, the "BANKS");

(3) BANKBOSTON, N.A., LONDON BRANCH, in its capacity as the Overdraft Bank (the "OVERDRAFT BANK");

(4) BANKBOSTON, N.A., LONDON BRANCH, in its capacity as the Issuing Bank (the "ISSUING BANK"); and

(5) BANKBOSTON, N.A., LONDON BRANCH, in its capacity as agent and trustee for the Banks, the Overdraft Bank and the Issuing Bank (the "AGENT").

RECITALS

(A) This Agreement amends a facility agreement dated 12 June 1997 made among the parties to this Agreement (such facility agreement as amended, supplemented, modified or restated and in effect for the time being referred to in this Agreement as the "FACILITIES AGREEMENT").

(B) The parties to the Facilities Agreement have agreed that it shall be amended upon the terms and subject to the conditions set forth below.

IT IS HEREBY AGREED as follows:

1.    EXPRESSIONS

      Expressions used in this Agreement without definition that are defined in or defined by reference in the Facilities Agreement shall have the same meanings when used in this Agreement.

2.    AMENDMENTS TO FACILITIES AGREEMENT

      With effect from the Effective Date (as defined in Clause 5 hereof):

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2.1   The Facilities Agreement shall continue in full force and effect save as amended by this Agreement, and all references in the Loan Documents to the term "Facilities Agreement" shall be in all respects read and construed as being references to the Facilities Agreement as amended by this Agreement.

2.2 The definition of "Security Documents" is hereby amended by adding at the end thereof the phrase "and further including any and all security documents executed and delivered in connection with each UK Permitted Acquisition". 2.3 The definition of "Maximum Commitment" contained in Clause 1.1 of the Facilities Agreement is hereby amended by replacing the reference to "(pound)8,050,000, with a reference to (pound)4,500,000". 2.4 Clause 1.1 of the Facilities Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

               "PURCHASE PRICE" shall mean the sum of all cash paid, all Indebtedness assumed or incurred (other than Indebtedness under this Agreement), and the stated issue price of any shares or the principal amount of any debt issued by the Borrower in connection with any UK Permitted Acquisition.

               "UK PERMITTED ACQUISITION" shall mean an acquisition by the Borrower of substantially all of the assets of or of the shares in a Person in the same or similar lines of business as that of the Borrower; PROVIDED, that in each case each of the following conditions is met:

                  (i) upon completion of the UK Permitted Acquisition, unless waived by the Agent, the Borrower shall have provided, and shall have caused the target to provide, to the Agent all such additional guarantees, debentures, security documents, pledge agreements and other documents or instruments (where appropriate, in substantially the form previously delivered to the Agent) necessary or appropriate to grant to the Agent, for the benefit of the Banks, a first fixed and floating charge over substantially all of the assets of the Person acquired or of the assets acquired, as applicable; and

                  (ii) the Agent and the Banks shall have received (i) written notice of the proposed acquisition at least ten (10) Business Days' prior to the proposed completion date for the acquisition, describing the relevant acquisition to be completed, including without limitation the anticipated completion date and the anticipated amount of the Advances to be borrowed in connection with the proposed acquisition, (ii) copies of all documents, agreements and instruments to be entered into by the Borrower in connection with such acquisition and evidence of compliance with all requirements of the Loan Documents and (iii) PRO FORMA financial statements and

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                        calculations, in form and substance satisfactory to the
                        Agent, evidencing that immediately prior to and following such acquisition the Parent will be in compliance on a Pro Forma Basis (as defined in the Parent Loan Agreement) with the financial covenants set forth in Section 11 of the Parent Loan Agreement for the period of 12 months following completion of such acquisition;

                  (iii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of completion of the proposed acquisition, and no Event of Default or Unmatured Event of Default would result therefrom;

                  (iv) the company or business to be acquired must have substantially all of its operations located in the UK;

                  (v) any Indebtedness assumed or incurred in connection with such acquisition must be on terms and conditions acceptable to the Agent;

                  (vi) the aggregate Purchase Price for all UK Permitted Acquisitions shall not exceed (pound)1,450,000; and

                  (vii) the Borrower shall have delivered to the Agent and the
                        Banks a copy of all financial statements received from the company to be acquired for the periods prior to the proposed closing date for such acquisitions.

2.5 Clause 1.3 of the Facilities Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "1.3 PURPOSE. This Agreement sets out the terms and conditions upon and subject to which the Banks, the Overdraft Bank and the Issuing Bank will make available to the Borrower credit facilities of up to the Maximum Commitment Amount to be used solely for the purposes set out in Clause 7.4."

2.6 Clause 7.4 of the Facilities Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "7.4 USE OF PROCEEDS. Use the Advances made available hereunder and the Collateral Instruments issued, extended or renewed hereunder solely for the following purposes:

            (i) The Advances may be used to repay an intercompany loan from Holdings to the Borrower in the amount of $2,491,280, the proceeds of which were used to repay a loan from Weatherford U.K. Ltd. to the Borrower,

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            (ii)  The Advances and the Collateral Instruments may be used to support ongoing working capital requirements and other general corporate purposes of the Borrower, and

            (iii) The Advances in an aggregate amount up to (pound)1,450,000 may be used to pay the Purchase Price for UK Permitted
                  Acquisitions;

            PROVIDED, HOWEVER, that not more than (pound)8,050,000 of the Maximum Commitment Amount shall be used for the purposes described in clauses (i) and (ii) herein.

            None of the Advances or the Collateral Instruments shall be used in any way which infringes Section 151 of Companies Act 1985 or any law of any other relevant jurisdiction which restricts the incurring of indebtedness and/or the creation of security by the Borrower or its Subsidiaries in connection with the acquisition, directly or indirectly, of ownership or control of the Borrower or its Subsidiaries. Without affecting the obligations of the Borrower in any way, no Bank shall be bound to monitor or verify the application of any Advance."

3.    REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Agent, the Banks, the Overdraft Bank and the Issuing Bank that the representations and warranties contained in Clause 6 of the Facilities Agreement and the other representations and warranties made by or on behalf of each member of the Affiliate Group in connection with the Facilities Agreement or any of the Loan Documents were true when made and continue to be true on the date hereof with the same effect as if made on the date hereof.

4.    CONDITIONS PRECEDENT

      Unless otherwise agreed by the Agent, the effectiveness of this Agreement shall be subject to the satisfaction of the following conditions precedent:

      4.1 Agent shall have received a counterpart of this Agreement duly executed and delivered by each of the parties hereto, including Holdings and the Parent which shall have executed and delivered the guarantee confirmation act forth on the signature pages hereto.

      4.2 The Agent shall have received an amendment fee in the amount of (pound)3625 for the ratable accounts of the Banks in accordance with their respective Commitment Percentages.

      4.3 The Agent shall have received the First Amendment to the Parent Loan Agreement, executed by all parties thereto.

      4.4 The Agent shall have received a duly certified copy of the Certificate of Incorporation, and the Certificate of Incorporation on change of name and the Memorandum and Articles of Association of the Borrower.

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      4.5   The Agent shall have received resolutions of the directors of the
            Borrower approving the terms of and the transactions contemplated by this Agreement and setting out the reasons why the transaction is for the commercial benefit of the Borrower, and authorizing a specified person or persons to execute this Agreement.

      4.6 The Agent shall have received a specimen of the signature of each person authorized by the resolution referred to above an which the Agent, the Banks, the Issuing Bank and the Overdraft Bank shall be entitled to rely conclusively.

      4.7 The Agent and each of the Banks shall have received an opinion of counsel for the Borrower in form and substance satisfactory to the Agent.

5.    EFFECTIVENESS

      The amendments set forth in this Agreement shall take effect on the date (the "Effective Date") of satisfaction of each of the conditions precedent set forth in Clause 4 hereof.

6.    COSTS AND EXPENSES.

      The provisions of Clause 7.2 of the Facilities Agreement shall apply MUTATIS MUTANDIS to this Agreement as though set out herein in full.

7.    CLAUSE 12.1 OF THE FACILITIES AGREEMENT

      It is hereby acknowledged that this Agreement constitutes an amendment of certain provisions of the Facilities Agreement in accordance with the provisions of Clause 12.1 of the Facilities Agreement.

8.    COUNTERPARTS

      This Agreement may be executed in any number of copies which, taken together, shall constitute a single agreement whether or not each party has executed every copy.

9.    LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of England and Wales and for the benefit of the Agent, each of the Banks, the Issuing Bank and the Overdraft Bank, the Borrower hereby irrevocably submits to the jurisdiction of the English courts in connection with any disputes which may arise in connection with the legal relationships established by this Agreement.

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AS WITNESS the hands of the authorized signatories of the parties hereto the day and year first above written.

SIGNED by                     )
for and on behalf of PIPELINE )           _____________________
INDUCTION HEAT LIMITED        )           Director
                              )



SIGNED by                     )
for and on behalf of          )
BANKBOSTON, N.A.,             )           _____________________
LONDON BRANCH, as a           )           Authorised Signatory
Bank, Agent, Overdraft        )
Bank and Issuing Bank         )

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                       Confirmation of Holdings Guarantee

      PIH Holdings Limited, a company incorporated in England, as guarantor under the Holdings Guarantee (as defined in the Facilities Agreement referred to above) hereby confirms to the Banks, the Agent, the Issuing Bank and the Overdraft Bank that the Holdings Guarantee remains in full force and effect and continues to constitute, among other things, an absolute and unconditional guarantee of all of the Guaranteed Obligations as therein defined which includes the obligations of the Borrower under the Facilities Agreement as amended by this Agreement.

SIGNED by                           )
for and on behalf of                )           ____________________
PIH HOLDINGS LIMITED:               )           Director


       Confirmation of CRC-Evans Pipeline International, Inc. Guaranty

      CRC-Evans Pipeline International Inc., a Delaware Corporation, as guarantor under the Parent Guarantee (as defined in the Facilities Agreement referred to above) hereby confirms to the Banks, the Agent, the Issuing Bank and the Overdraft Bank that the Parent Guarantee remains in full force and effect and continues to constitute, among other things, an absolute and unconditional guarantee of all obligations described therein which includes the obligations of the Borrower under the Facilities Agreement as amended by this Agreement.


SIGNED by                           )
for and on behalf of                )
CRC-EVANS PIPELINE                  )           ____________________
INTERNATIONAL, INC.:                )           Title:

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